UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 9, 2005, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that it set the pricing for the previously disclosed tender offer and consent solicitation for its $500 million 8.125 percent senior notes due 2008 (CUSIP No. 03073QAB4) and its $300 million 7.25 percent senior notes due 2012 (CUSIP No. 03073EAB1). A copy of the news release has been filed by the Registrant with the Securities and Exchange Commission in a previous Report on Form 8-K.

The news release indicated that the total consideration to be paid for the 2012 notes will be determined based on the formula set forth in the Registrant’s Offer to Purchase and Consent Solicitation Statement dated August 25, 2005, which provides for a fixed spread of 50 basis points over the bid side yield (as quoted on the Bloomberg Government Pricing Monitor on “Page PX7” at 2:00 p.m., EDT, on September 9, 2005) of the 4.0 percent U.S. Treasury Note due August 15, 2008, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the payment date. The news release should have referred to the 4.0 percent U.S. Treasury Note due August 15, 2012 rather than the 4.0 percent U.S. Treasury Note due August 15, 2008.

The news release also indicated that the bid side yield of such treasury note at 2:00 p.m., EDT, on September 9, 2005 was 4.007 percent which results in a yield to holders of 4.307 percent. The news release should have indicated a resulting yield to holders of 4.507% rather than 4.307%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: September 12, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer